Exhibit 2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-110495 and No. 333-111615) and the Registration Statements on Form S-8 (No. 333-104062 and No. 333-102860), of our report dated February 27, 2004 with respect to the consolidated balance sheet of Tsakos Energy Navigation Limited as of December 31, 2003 and the related consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2003.

/s/    ERNST & YOUNG

Athens, Greece

March 26, 2004